Exhibit 99.1

Tharimmune, Inc. Appoints Mark Wendland Chairman of the Board and Names Angela Radkowski Chief Operating Officer

Leadership Expansion Supports Execution of Canton Network Infrastructure Strategy

Former DRW and Citadel Leader Joins as COO to Drive Institutional Platform Expansion

NEW YORK, February 6, 2026 — Tharimmune, Inc. (NASDAQ: THAR) (“Tharimmune” or the “Company”), the first publicly traded company to leverage Canton Coin (“CC”) to support the Canton Network’s ability to digitize traditional financial markets, today announced that its Board of Directors (the “Board”) has elected Mark Wendland, Chief Executive Officer, as Chairman of the Board and approved the appointment of Angela Radkowski as Chief Operating Officer, effective February 5, 2026. Mr. Wendland succeeds Vincent LoPriore, who will transition to a member of the Board after serving as Chairman since May 9, 2025.

In her role as COO, Ms. Radkowski will oversee operational control functions and enterprise processes, including the implementation of Tharimmune’s Canton Network quarterly research initiative and Super Validator activation.

“I am honored to assume the role of Chairman as we continue executing on our Canton Network-aligned digital asset strategy to help modernize financial market infrastructure,” said Mark Wendland. “The Board, under the dedicated leadership of Vincent LoPriore, has demonstrated an unwavering commitment to building a governance and operating structure capable of supporting our digital asset treasury strategy, and Angela’s appointment adds critical leadership at a pivotal moment. Her experience scaling complex financial systems will be instrumental as we advance institutional adoption of Canton Network and drive value for shareholders.”

Prior to her appointment, Ms. Radkowski served as Operations Strategy Lead and Chief of Staff to the Chief Operating Officer at DRW Holdings LLC, advising senior leadership, coordinating cross-functional communication, and managing high-priority, enterprise-level initiatives. Ms. Radkowski previously held positions within Citadel LLC’s Treasury and Engineering organizations, where she was responsible for coordinating enterprise deliverables involving optimization, data engineering, and technology upgrades.

Ms. Radkowski added, “The Canton Network introduces a new model for institutional finance — one that addresses the limitations of legacy infrastructure while enabling secure, scalable blockchain adoption. I am excited to join Tharimmune and help build the operational foundation required to support this transformation.”

Tharimmune established its differentiated digital asset treasury strategy in November 2025. In addition to driving value through CC acquisition and operating as a Super Validator, Tharimmune intends to invest in applications built on the Canton Network that accelerate institutional utility and adoption across capital markets. Tharimmune is the first and only publicly traded company supported by the Canton Foundation.

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About Tharimmune

Tharimmune, Inc. (NASDAQ: THAR) is the first publicly traded company to leverage Canton Coin and support the Canton Network to advance institutional blockchain adoption and the digitization of financial markets. In addition to driving value through activities on the Canton Network, Tharimmune also operates clinical-stage biotech research and development. For more information, visit: www.tharimmune.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are statements other than historical facts and include, without limitation, those regarding management expectations, strategy execution, market conditions, and the Company’s involvement with the Canton Network. These statements are based on current expectations and involve risks and uncertainties that may cause actual results to differ materially. Further information regarding factors that may affect the Company’s prospects is included in its annual and quarterly reports filed with the U.S. Securities and Exchange Commission, available at www.sec.gov. The Company undertakes no obligation to update these statements except as required by law.

Contacts

Media:

Gasthalter & Co.

(212) 257-4170

canton@gasthalter.com

Investors:

ir@tharimmune.com

X: @TharimmuneInc

LinkedIn: https://www.linkedin.com/company/tharimmune-inc/

Website: https://tharimmune.com/

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